Exhibit (m):  Calculations of Illustrations for VUL-NY

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash
                        Value
                      = $200,000 or 222% x $8,757.55
                      = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4          $7,129.65
+ Annual Premium*                          $2,500.00
- Premium Expense Charge**                    $87.50
- Monthly Deduction***                       $608.66
- Mortality & Expense Charge****              $82.91
+ Hypothetical Rate of Return*****           $(93.04)
                                           ---------
=                                             $8,758          (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $43.64
2         $43.65
3         $43.67
4         $43.68
5         $43.70
6         $43.71
7         $43.73
8         $43.74
9         $43.76
10        $43.77
11        $43.79
12        $43.80
Total     $524.66

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month      Interest
-----      ---------
1          $  (8.06)
2          $  (8.00)
3          $  (7.95)
4          $  (7.89)
5          $  (7.84)
6          $  (7.78)
7          $  (7.72)
8          $  (7.67)
9          $  (7.61)
10         $  (7.56)
11         $  (7.50)
12         $  (7.45)
Total      $ (93.04)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $8,757.55
- Year 5 Surrender Charge         $2,084.00
                                  ---------
=                                 $   6,674     (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
                           Value

                         = $200,000 or 222% x $10,588.34
                         = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $8,353.33
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**             $   87.50
- Monthly Deduction***                 $  604.51
- Mortality & Expense Charge****       $   93.96
+ Hypothetical Rate of Return*****     $  520.98
                                       ---------
=                                      $  10,588     (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $43.36
2         $43.36
3         $43.36
4         $43.37
5         $43.37
6         $43.37
7         $43.38
8         $43.38
9         $43.38
10        $43.39
11        $43.39
12        $43.39
Total     $520.51

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     ---------
1         $   43.74
2         $   43.69
3         $   43.63
4         $   43.57
5         $   43.51
6         $   43.45
7         $   43.39
8         $   43.33
9         $   43.26
10        $   43.20
11        $   43.14
12        $   43.08
Total     $  520.98

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $10,588.34
- Year 5 Surrender Charge         $ 2,084.00
                                  ----------
=                                 $    8,504     (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
                           Value
                         = $200,000 or 222% x $12,742.06
                         = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $9,735.83
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**             $   87.50
- Monthly Deduction***                 $  599.73
- Mortality & Expense Charge****       $  106.45
+ Hypothetical Rate of Return*****     $1,299.91
                                       ---------
=                                      $  12,742     (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $43.04
2         $43.03
3         $43.02
4         $43.01
5         $43.00
6         $42.98
7         $42.97
8         $42.96
9         $42.95
10        $42.94
11        $42.93
12        $42.91
Total     $515.73

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     ---------
1         $  105.98
2         $  106.40
3         $  106.82
4         $  107.24
5         $  107.66
6         $  108.09
7         $  108.52
8         $  108.96
9         $  109.39
10        $  109.84
11        $  110.28
12        $  110.73
Total     $1,299.91

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $12,742.06
- Year 5 Surrender Charge         $ 2,084.00
                                  ----------
=                                 $   10,658     (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
                           Value
                         = $200,000 or 222% x $8,573.53
                         = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $6,988.56
+ Annual Premium*                      $2,500.00
-Premium Expense Charge**              $   87.50
-Monthly Deduction***                  $  654.76
-Mortality & Expense Charge****        $   81.41
+ Hypothetical Rate of Return*****       ($93.16)
                                       ----------
=                                      $   8,574      (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $47.47
2         $47.49
3         $47.50
4         $47.52
5         $47.54
6         $47.56
7         $47.57
8         $47.59
9         $47.61
10        $47.62
11        $47.64
12        $47.66
Total     $570.76

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:


Month     Interest
-----     ---------
1           ($7.94)
2           ($7.88)
3           ($7.82)
4           ($7.76)
5           ($7.70)
6           ($7.64)
7           ($7.58)
8           ($7.53)
9           ($7.47)
10          ($7.41)
11          ($7.35)
12          ($7.29)
Total      ($91.36)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $8,573.53
- Year 5 Surrender Charge         $2,084.00
                                  ---------
=                                 $   6,490     (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
                           Value
                         = $200,000 or 222% x $10,377.65
                         = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $8,195.90
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**             $   87.50
- Monthly Deduction***                 $  650.31
- Mortality & Expense Charge****       $   92.33
+ Hypothetical Rate of Return*****     $  511.89
                                       ---------
=                                      $  10,378     (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $47.17
2         $47.17
3         $47.18
4         $47.18
5         $47.19
6         $47.19
7         $47.20
8         $47.20
9         $47.20
10        $47.21
11        $47.21
12        $47.22
Total     $566.31

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     ---------
1         $   43.09
2         $   43.01
3         $   42.93
4         $   42.85
5         $   42.78
6         $   42.70
7         $   42.62
8         $   42.54
9         $   42.46
10        $   42.38
11        $   42.30
12        $   42.22
Total     $  511.89

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $10,377.65
- Year 5 Surrender Charge         $ 2,084.00
                                  ----------
=                                 $    8,294     (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
                           Value
                         = $200,000 or 222% x $12,501.16
                         = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $9,560.53
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**             $   87.50
- Monthly Deduction***                 $  645.19
- Mortality & Expense Charge****       $  104.66
+ Hypothetical Rate of Return*****     $1,277.98
                                       ---------
=                                      $  12,501     (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ------
1         $46.83
2         $46.81
3         $46.80
4         $46.79
5         $46.78
6         $46.77
7         $46.76
8         $46.75
9         $46.74
10        $46.73
11        $46.72
12        $46.70
Total     $561.19

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     ---------
1         $  104.42
2         $  104.78
3         $  105.15
4         $  105.53
5         $  105.91
6         $  106.29
7         $  106.67
8         $  107.06
9         $  107.45
10        $  107.84
11        $  108.24
12        $  108.64
Total     $1,277.98

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $12,501.16
- Year 5 Surrender Charge         $ 2,084.00
                                  ----------
=                                 $   10,417     (rounded to the nearest dollar)